UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 7, 2023

THERAPEUTICSMD, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 7, 2023, the Audit Committee of the Board of Directors of TherapeuticsMD, Inc., a Nevada corporation (the “Company”) dismissed Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm and engaged Berkowitz Pollack Brant (“BPB”) as the Company’s independent registered public accounting firm for the 2023 fiscal year. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process.

GT’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that GT’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2022 and 2021 included an explanatory paragraph describing the uncertainty of the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2022 and December 31, 2021, and through the date of dismissal, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent period through the date of dismissal, there have been no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).

During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent period to the date of its engagement, neither the Company nor anyone acting on its behalf has consulted with BPB regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that BPB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided GT with a copy of this Form 8-K on July 7, 2023, and requested that GT furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in this Item 4.01, and, if not, stating the respects in which it does not agree. The letter of GT addressed to the SEC is attached hereto as Exhibit No. 16.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Index

Exhibit No.	Description

16.1	Letter of Grant Thornton LLP dated July 10, 2023.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Chief Executive Officer